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                                                                    Exhibit 23.2


                       [LETTERHEAD OF COOPERS & LYBRAND]



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of The BISYS Group, Inc. on Form S-8 of our report dated August 15, 1997, on our audits of the consolidated financial statements and financial statement schedules of The BISYS Group, Inc., and Subsidiaries as of June 30, 1997 and 1996, and for each of the three years in the period ended June 30, 1997, which report is included in the Annual Report on Form 10-K.


                                            /s/ Coopers & Lybrand L.L.P.


New York, New York
December 23, 1997